Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP April 23, 2026

Ameriprise Financial Reports
First Quarter 2026 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q1 2026		Q1 2026
GAAP	$9.68	GAAP	53.3%
Adjusted Operating	$11.26	Adjusted Operating	54.3%

Raised Quarterly Dividend 6 Percent
•First quarter adjusted operating earnings per diluted share increased 19 percent to a record $11.26, reflecting continued asset growth.
•First quarter GAAP net income per diluted share was $9.68 compared to $5.83 a year ago due to market impacts on the valuation of derivatives and market risk benefits.
•Assets under management, administration and advisement grew to $1.7 trillion, up 12 percent.
•Adjusted operating net revenues increased 11 percent to
$4.8 billion primarily from asset growth and strong client engagement.
•Pretax adjusted operating margin was strong at 28 percent.
•During the quarter, Huntington National Bank selected Ameriprise Financial as its new retail investment program provider, which will bring approximately 260 financial advisors and nearly $28 billion in combined advisory, brokerage and insurance assets to the company.
•Balance sheet fundamentals continued to be a core differentiator. The company generated and returned significant capital to shareholders with $936 million, or 88 percent of operating earnings, returned in the quarter. Return on equity remains distinguished in the industry at 54 percent(1).
•Ameriprise earned one of the highest investor satisfaction scores in the JD Power 2026 U.S. Investor Satisfaction StudySM, ranking third in the advised investors segment.
•Columbia Threadneedle Investments ranked in the top 10 across all time periods in the Barron’s Best Fund Families of 2025 ranking.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered a strong start to the year, with significant revenue and earnings growth driven by the durability of our business and consistent execution of our strategy.

In an environment of heightened market volatility and uncertainty, clients remain highly engaged and well-served by our personalized advice, expert investment perspective and broad product range.

We continue to invest across the business with a clear long-term focus – further enhancing our strong client experience, solutions, technology and AI capabilities.

Our capital strength remains a clear differentiator. During the quarter, we returned 88% of operating earnings to shareholders and today announced an additional 6% increase in our quarterly dividend, further reinforcing our confidence in the business and strong track record of generating shareholder value.”

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
First Quarter Summary
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2026	2025
GAAP net income	$915	$583	57%
Adjusted operating earnings (see reconciliation on p. 24)	$1,064	$950	12%

GAAP net income per diluted share	$9.68	$5.83	66%
Adjusted operating earnings per diluted share (see reconciliation on p. 24)	$11.26	$9.50	19%

GAAP Return on Equity, ex. AOCI	53.3%	43.2%
Adjusted Operating Return on Equity, ex. AOCI (see reconciliation on p. 26)	54.3%	52.0%

Weighted average common shares outstanding:
Basic	93.3	98.5
Diluted	94.5	100.0

First quarter 2026 GAAP results included unfavorable market impacts on the valuation of derivatives and market risk benefits, while the prior-year quarter included larger unfavorable market impacts on the valuation of derivatives and market risk benefits.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Adjusted operating net revenues	$3,175	$2,782	14%

Distribution expenses	1,770	1,554	(14)%
Interest and debt expense	15	12	(25)%
General and administrative expenses	439	424	(4)%
Adjusted operating expenses	2,224	1,990	(12)%
Pretax adjusted operating earnings	$951	$792	20%

Pretax adjusted operating margin	30.0%	28.5%	150 bps

	Quarter Ended March 31,		% Better/ (Worse)
(in billions, unless otherwise noted)	2026	2025
Total client assets	$1,149	$1,023	12%
Total client net flows	$4.2	$10.3	(59)%
Wrap assets	$664	$573	16%
Wrap net flows	$6.0	$8.7	(31)%
Cash sweep balances	$29.4	$28.6	3%
Adjusted operating net revenue per advisor (TTM in thousands)	$1,160	$1,056	10%

Advice & Wealth Management generated strong performance with pretax adjusted operating earnings of $951 million, up 20 percent, with a margin of 30.0 percent. Pretax adjusted operating earnings included a $25 million benefit due to the termination of the Comerica Bank relationship. Core distribution earnings increased in the mid-30 percent range, excluding the benefit from Comerica, resulting from strong operating fundamentals, while spread earnings were essentially flat.
Adjusted operating net revenues increased 14 percent to $3.2 billion reflecting strong client engagement in holistic financial planning and advice relationships. Wrap net inflows and market appreciation contributed to growth in fee-based revenues, while increased sales of annuity products and brokerage transactions drove strong transactional activity.
Adjusted operating expenses increased 12 percent to $2.2 billion, primarily driven by distribution expenses. General and administrative expenses increased $15 million to $439 million, primarily driven by volume-related expenses and investments for growth.
The company delivered strong asset growth and higher advisor productivity, reflecting the strength of the Ameriprise client experience and the company’s focus on industry-leading tools, solutions and support.
•Adjusted operating net revenue per advisor on a trailing 12-month basis reached a new high of $1.2 million, up 10 percent. The company added 61 experienced advisors in the quarter.
•Total client assets grew $126 billion, or 12 percent, to $1.1 trillion and wrap assets increased $91 billion, or 16 percent, to $664 billion driven by organic growth and advisor productivity in a higher but more volatile market environment.
•Client flows were $4.2 billion and wrap flows were $6.0 billion in the quarter. This reflected strong underlying organic activity, partially offset by elevated advisor departures, including an acceleration of Comerica advisors.
•Transactional activity increased 10 percent compared to the prior year.
•Cash sweep balances were stable at $29.4 billion compared to $29.9 billion in the prior quarter, reflecting normal seasonal patterns.
•Bank assets increased 6 percent to $25.5 billion, with bank earnings increasing in the mid-single digits percent.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Adjusted operating net revenues	$910	$846	8%

Distribution expenses	262	246	(7)%
Amortization of deferred acquisition costs	2	2	—%
Interest and debt expense	4	3	(33)%
General and administrative expenses	369	354	(4)%
Adjusted operating expenses	637	605	(5)%
Pretax adjusted operating earnings	$273	$241	13%

Net pretax adjusted operating margin (1)	43.8%	42.7%

	Quarter Ended March 31,		% Better/ (Worse)
(in billions)	2026	2025
Assets Under Management and Advisement (2)	$706	$657	8%

Net Flows
Global Retail net AUM flows, ex. legacy insurance partners	$(4.2)	$(5.8)	28%
Model delivery AUA flows (2)	0.3	—	—%
Total retail net AUM flows and model delivery AUA flows (2)	(3.9)	(5.8)	33%

Global Institutional net AUM flows, ex. legacy insurance partners	(1.2)	(11.5)	90%

Legacy insurance partners AUM flows	(0.8)	(1.0)	14%

Total Net AUM and AUA flows (2)	$(5.9)	$(18.3)	68%

(1) See reconciliation on page 13.
(2) Model Delivery Assets Under Advisement are presented on a one-quarter lag. Flows are estimated based on the period-to-period change in assets less calculated performance based on strategy returns.

Asset Management adjusted operating net revenues were $910 million. Pretax adjusted operating earnings increased 13 percent to $273 million reflecting asset growth and the positive impact from expense management actions. Net pretax adjusted operating margin increased to 44 percent. The underlying fee rate remained stable.

Adjusted operating expenses increased 5 percent. General and administrative expenses increased 4 percent driven by volume-related expenses and an unfavorable foreign exchange impact.

Assets under management and advisement increased 8 percent to $706 billion. Investment performance remained strong, most notably with more than 70 percent of retail funds above median versus peers on an asset-weighted basis across 1-, 3- and 5-year periods and 85 percent for the 10-year period. In addition, 95 Columbia Threadneedle funds globally earned four- or five-star ratings from Morningstar.

Net outflows were $5.9 billion, reflecting an improvement in both retail and institutional channels.
•Retail and model delivery net outflows improved to $3.9 billion, primarily reflecting higher gross sales in the U.S.
•Institutional net outflows improved to $1.2 billion. Stronger gross sales in the quarter included notable wins in Japan equity and liability-driven investment strategies.
•Outflows related to legacy insurance partners were $0.8 billion.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Adjusted operating net revenues	$952	$926	3%
Adjusted operating expenses	762	711	(7)%
Pretax adjusted operating earnings	$190	$215	(12)%

Retirement & Protection Solutions pretax adjusted operating earnings were $190 million, reflecting higher distribution expenses associated with strong sales levels and continued outflows from variable annuities with living benefits, partially offset by higher average equity markets. We continue to expect earnings to be in our target range over time.

Retirement & Protection Solutions sales increased 10 percent to $1.3 billion, with continued strong client demand for structured variable annuities, variable annuities without living benefit riders and variable universal life insurance.

These high-quality books of business continued to generate strong free cash flow with excellent risk-adjusted returns and are an important contributor to our diversified business model.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Corporate & Other	$(79)	$(103)	23%
Closed Blocks (1)	(2)	6	NM
Pretax adjusted operating earnings/(loss)	$(81)	$(97)	16%

Long Term Care	$7	$14	(50)%
Fixed Annuities	(9)	(8)	(13)%
Pretax adjusted operating earnings/(loss)	$(2)	$6	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Corporate & Other, excluding Closed Blocks pretax adjusted operating loss was $79 million.

Long Term Care pretax adjusted operating earnings were $7 million in the quarter, a continuation of a solid performance trend.

Fixed Annuities pretax adjusted operating loss was $9 million.

Taxes
The operating effective tax rate was 20.2 percent for the first quarter. The operating effective tax rate is expected to be 20 to 22 percent for the full year 2026.

Contacts

Investor Relations: Media Relations:

Stephanie M. Rabe Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-4085 (612) 671-0625
stephanie.m.rabe@ampf.com paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate forecasts or variations, and the economic performance of the United States and of global markets; and
•statements regarding the expected earnings for our Retirement and Protection Solutions segment;
•statements estimating the expected full year 2026 operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended March 31, 2026.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Credential Sources

JD Power 2026 U.S. Investor Satisfaction StudySM recognition is based on feedback provided by investors, including 399 Ameriprise Financial clients, about their primary wealth management firm. Data was collected January 2025 through January 2026, resulting in 7,982 completed surveys overall among advised investors. Ameriprise Financial ranked third among advised investors in overall satisfaction. This ranking is not indicative of future performance or representative of any one client’s experience, which may vary. Ameriprise did not pay a fee to be evaluated but did pay a fee to review and publicly cite the results. For more information: https://www.jdpower.com/business/investor-satisfaction-study.

Barron’s: March 2, 2026
Barron’s Best Fund Families Methodology Barron’s evaluates fund families based on the asset‑weighted returns of their actively managed funds relative to peers in their respective Lipper categories. Key components of the methodology include:
•Each fund’s performance is ranked within its LSEG Lipper category on a percentile basis.
•Rankings are asset‑weighted relative to the fund family’s other assets in its general classification, meaning larger funds have a proportionally greater impact on a firm’s overall score.
•Excluded from consideration are index funds, but actively managed ETFs and so-called smart-beta ETFs, which are passively managed but created from active strategies, are included.
•Finally, the score is multiplied by the weighting of its general classification, as determined by the Lipper universe of funds.
To qualify, a firm must offer a minimum number of funds across equity and fixed income categories.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,944	$2,602	13%	$3,096	(5)%
Distribution fees	563	522	8%	554	2%
Net investment income	872	868	—%	891	(2)%
Premiums, policy and contract charges	341	360	(5)%	373	(9)%
Other revenues	166	129	29%	133	25%
Total revenues	4,886	4,481	9%	5,047	(3)%
Banking and deposit interest expense	74	127	42%	87	15%
Total net revenues	4,812	4,354	11%	4,960	(3)%

Expenses
Distribution expenses	1,773	1,612	(10)%	1,819	3%
Interest credited to fixed accounts	142	130	(9)%	109	(30)%
Benefits, claims, losses and settlement expenses	317	381	17%	322	2%
Remeasurement (gains) losses of future policy benefit reserves	(1)	(10)	(90)%	1	NM
Change in fair value of market risk benefits	378	497	24%	215	(76)%
Amortization of deferred acquisition costs	61	61	—%	61	—%
Interest and debt expense	80	80	—%	80	—%
General and administrative expense	918	916	—%	1,061	13%
Total expenses	3,668	3,667	—%	3,668	—%

Pretax income	1,144	687	67%	1,292	(11)%
Income tax provision	229	104	NM	284	19%
Net income	$915	$583	57%	$1,008	(9)%

Earnings per share
Basic earnings per share	$9.81	$5.92		$10.63
Earnings per diluted share	$9.68	$5.83		$10.47

Weighted average common shares outstanding
Basic	93.3	98.5		94.8
Diluted	94.5	100.0		96.3

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Assets Under Management, Administration and Advisement
Advice & Wealth Management AUM	$660,620	$569,137	16%	$666,437	(1)%
Asset Management AUM	661,622	621,378	6%	678,105	(2)%
Corporate AUM	1,011	595	70%	906	12%
Eliminations	(45,931)	(44,170)	(4)%	(47,630)	4%
Assets Under Management	1,277,322	1,146,940	11%	1,297,818	(2)%
Assets Under Administration	348,708	314,055	11%	355,503	(2)%
Assets Under Advisement (net of eliminations) (1)	42,176	33,665	25%	40,830	3%
Total Assets Under Management, Administration and Advisement	$1,668,206	$1,494,660	12%	$1,694,151	(2)%

S&P 500
Daily average	6,816	5,899	16%	6,776	1%
Period end	6,529	5,612	16%	6,846	(5)%

Weighted Equity Index (WEI) (2)
Daily average	4,343	3,713	17%	4,265	2%
Period end	4,157	3,554	17%	4,317	(4)%

Common shares
Beginning balance	91.3	96.2	(5)%	93.1	(2)%
Repurchases	(1.6)	(1.2)	(33)%	(1.8)	11%
Issuances	0.6	0.8	(25)%	—	—%
Other	(0.2)	(0.3)	33%	—	—%
Total common shares outstanding	90.1	95.5	(6)%	91.3	(1)%
Restricted stock units	2.3	2.4	(4)%	2.4	(4)%
Total basic common shares outstanding	92.4	97.9	(6)%	93.7	(1)%
Total potentially dilutive shares	1.1	1.5	(27)%	1.5	(27)%
Total diluted shares	93.5	99.4	(6)%	95.2	(2)%

Capital Returned to Shareholders
Dividends paid	$152	$148	3%	$153	(1)%
Common stock share repurchases	784	617	27%	897	(13)%
Total Capital Returned to Shareholders	$936	$765	22%	$1,050	(11)%

(1) Assets reported on a one quarter lag.
(2) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,797	$1,515	19%	$1,785	1%
Financial planning fees	115	110	5%	146	(21)%
Transaction and other fees	99	94	5%	98	1%
Total management and financial advice fees	2,011	1,719	17%	2,029	(1)%
Distribution fees:
Mutual funds	237	214	11%	237	—%
Insurance and annuity	260	243	7%	275	(5)%
Off-Balance sheet brokerage cash	26	36	(28)%	20	30%
Other products	141	120	18%	130	8%
Total distribution fees	664	613	8%	662	—%
Net investment income	455	500	(9)%	475	(4)%
Other revenues	119	77	55%	83	43%
Total revenues	3,249	2,909	12%	3,249	—%
Banking and deposit interest expense	74	127	42%	87	15%
Adjusted operating total net revenues	3,175	2,782	14%	3,162	—%

Expenses
Distribution expenses	1,770	1,554	(14)%	1,757	(1)%
Interest and debt expense	15	12	(25)%	15	—%
General and administrative expense	439	424	(4)%	464	5%
Adjusted operating expenses	2,224	1,990	(12)%	2,236	1%
Pretax adjusted operating earnings	$951	$792	20%	$926	3%

Pretax adjusted operating margin	30.0%	28.5%		29.3%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)
AWM Total Client Assets	$1,148,514	$1,022,520	12%	$1,165,367	(1)%

Total Client Flows	$4,226	$10,275	(59)%	$13,335	(68)%

Total Wrap Accounts
Beginning assets	$670,361	$573,881	17%	$650,302	3%
Net flows	6,016	8,724	(31)%	12,052	(50)%
Market appreciation (depreciation) and other	(12,210)	(9,834)	(24)%	8,007	NM
Total wrap ending assets	$664,167	$572,771	16%	$670,361	(1)%

Advisory wrap account assets ending balance (1)	$658,620	$567,371	16%	$664,427	(1)%

AWM Cash Balances
On-balance sheet (Net Investment Income)
On-balance sheet - bank	$23,768	$22,669	5%	$23,663	—%
On-balance sheet - certificate	7,556	10,685	(29)%	8,155	(7)%
On-balance sheet - broker dealer	1,966	2,308	(15)%	1,948	1%
Total on-balance sheet	33,290	35,662	(7)%	33,766	(1)%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	4,669	4,344	7%	5,147	(9)%
Total AWM Cash Balances	$37,959	$40,006	(5)%	$38,913	(2)%

Bank - Net Investment Income
Average interest-bearing assets	$25,238	$24,176	4%	$24,663	2%
Gross fee yield (2)	4.61%	4.68%		4.61%

Certificates - Net Investment Income
Average interest-bearing assets	$8,354	$11,746	(29)%	$9,087	(8)%
Gross fee yield (2)	4.67%	5.11%		4.83%

Other - Net Investment Income
Average interest-bearing assets	$5,610	$5,205	8%	$5,371	4%
Gross fee yield (2)	5.28%	5.82%		5.72%

Off-balance sheet - broker dealer - Distribution Fees
Average balances	$4,665	$5,151	(9)%	$3,580	30%
Net fee yield	2.28%	2.81%		2.28%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(2) Gross fee yield is calculated using amortized cost of investments.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$563	$530	6%	$568	(1)%
Institutional	145	134	8%	266	(45)%
Model delivery	27	22	23%	26	4%
Transaction and other fees	53	50	6%	54	(2)%
Revenue from other sources (1)	2	4	(50)%	3	(33)%
Total management and financial advice fees	790	740	7%	917	(14)%
Distribution fees:
Mutual funds	61	55	11%	61	—%
Insurance and annuity	39	39	—%	40	(3)%
Total distribution fees	100	94	6%	101	(1)%
Net investment income	14	5	NM	15	(7)%
Other revenues	6	7	(14)%	6	—%
Total revenues	910	846	8%	1,039	(12)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	910	846	8%	1,039	(12)%

Expenses
Distribution expenses	262	246	(7)%	265	1%
Amortization of deferred acquisition costs	2	2	—%	2	—%
Interest and debt expense	4	3	(33)%	3	(33)%
General and administrative expense	369	354	(4)%	476	22%
Adjusted operating expenses	637	605	(5)%	746	15%
Pretax adjusted operating earnings	$273	$241	13%	$293	(7)%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$910	$846	8%	$1,039	(12)%
Distribution pass through revenues	(206)	(195)	(6)%	(208)	1%
Subadvisory and other pass through revenues	(103)	(91)	(13)%	(106)	3%
Net adjusted operating revenues	601	560	7%	725	(17)%

Pretax adjusted operating earnings	$273	$241	13%	$293	(7)%
Adjusted operating net investment income	(14)	(5)	NM	(15)	7%
Amortization of intangibles	4	3	33%	15	(73)%
Net adjusted operating earnings	$263	$239	10%	$293	(10)%

Pretax adjusted operating margin	30.0%	28.5%		28.2%
Net pretax adjusted operating margin (2)	43.8%	42.7%		40.4%

Total Performance fees (3)
Performance fees	$4	$1	NM	$120	(97)%
General and administrative expense related to performance fees	—	—	—%	77	NM
Net performance fees	$4	$1	NM	$43	(91)%

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$378,023	$352,737	7%	$378,306	—%
Inflows	17,088	14,966	14%	13,585	26%
Outflows	(20,721)	(20,079)	(3)%	(19,733)	(5)%
Net VP/VIT fund flows	(1,772)	(1,646)	(8)%	(1,824)	3%
Net new flows	(5,405)	(6,759)	20%	(7,972)	32%
Reinvested dividends	1,216	958	27%	10,710	(89)%
Net flows	(4,189)	(5,801)	28%	2,738	NM
Distributions	(1,291)	(1,021)	(26)%	(11,770)	89%
Market appreciation (depreciation) and other	(2,984)	(7,837)	62%	8,608	NM
Foreign currency translation (1)	(1,325)	2,275	NM	141	NM
Total ending assets	368,234	340,353	8%	378,023	(3)%
% of total retail assets sub-advised	13.7%	15.7%		13.2%

Global Institutional
Beginning assets	300,082	292,176	3%	296,414	1%
Inflows (2)	12,963	9,588	35%	12,088	7%
Outflows (2)	(14,968)	(22,002)	32%	(13,950)	(7)%
Net flows	(2,005)	(12,414)	84%	(1,862)	(8)%
Market appreciation (depreciation) and other (3)	(2,151)	(3,034)	29%	5,237	NM
Foreign currency translation (1)	(2,538)	4,297	NM	293	NM
Total ending assets	293,388	281,025	4%	300,082	(2)%

Total managed assets	$661,622	$621,378	6%	$678,105	(2)%

Total Assets Under Advisement (4)	44,485	35,320	26%	42,925	4%
Total Assets Under Management & Advisement	$706,107	$656,698	8%	$721,030	(2)%

Total AUM net flows	$(6,194)	$(18,215)	66%	$876	NM
Model delivery AUA flows (5)	315	(35)	NM	1,085	(71)%
Total AUM and AUA Flows (5)	$(5,879)	$(18,250)	68%	$1,961	NM

Legacy insurance partners flows	$(838)	$(978)	14%	$(1,351)	38%

(1) Amounts represent local currency to U.S. dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) AUA flows are estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Total Managed Assets by Type
Equity	$355,890	$325,225	9%	$370,489	(4)%
Fixed income	234,180	228,854	2%	234,201	—%
Money market	22,209	20,300	9%	23,358	(5)%
Alternative	29,592	27,845	6%	29,659	—%
Hybrid and other	19,751	19,154	3%	20,398	(3)%
Total managed assets by type	$661,622	$621,378	6%	$678,105	(2)%

Average Managed Assets by Type (1)
Equity	$373,343	$340,514	10%	$370,584	1%
Fixed income	236,101	231,937	2%	234,022	1%
Money market	22,061	19,683	12%	21,567	2%
Alternative	29,921	30,173	(1)%	29,330	2%
Hybrid and other	20,423	19,545	4%	20,565	(1)%
Total average managed assets by type	$681,849	$641,852	6%	$676,068	1%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	1 Qtr 2026

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	77%	71%	74%	84%
Fixed Income	74%	81%	63%	89%
Asset Allocation	39%	83%	73%	87%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	95	76	71	80

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Institutional 3 share class), net of fees. Peer groupings of Threadneedle are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 03/31/26. Columbia funds are available for purchase by U.S. customers. Out of 86 Columbia funds rated (based on primary share class), 3 received a 5-star Overall Rating and 40 received a 4-star Overall Rating. Out of 129 Threadneedle funds rated (based on highest-rated share class), 12 received a 5-star Overall Rating and 40 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2026 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees	$186	$185	1%	$194	(4)%
Distribution fees	103	102	1%	107	(4)%
Net investment income	336	296	14%	332	1%
Premiums, policy and contract charges	326	341	(4)%	357	(9)%
Other revenues	1	2	(50)%	1	—%
Total revenues	952	926	3%	991	(4)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	952	926	3%	991	(4)%

Expenses
Distribution expenses	132	123	(7)%	137	4%
Interest credited to fixed accounts	93	92	(1)%	93	—%
Benefits, claims, losses and settlement expenses	235	211	(11)%	237	1%
Remeasurement (gains) losses of future policy benefit reserves	(2)	(3)	(33)%	(5)	(60)%
Change in fair value of market risk benefits	155	143	(8)%	173	10%
Amortization of deferred acquisition costs	58	57	(2)%	58	—%
Interest and debt expense	10	8	(25)%	10	—%
General and administrative expense	81	80	(1)%	88	8%
Adjusted operating expenses	762	711	(7)%	791	4%
Pretax adjusted operating earnings	$190	$215	(12)%	$200	(5)%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$91,296	$85,747	6%	$90,950	—%
Deposits	1,173	1,064	10%	1,305	(10)%
Withdrawals and terminations	(2,482)	(2,200)	(13)%	(2,568)	3%
Net flows	(1,309)	(1,136)	(15)%	(1,263)	(4)%
Investment performance and interest credited	(1,872)	(1,102)	(70)%	1,609	NM
Total ending balance - contract accumulation values	$88,115	$83,509	6%	$91,296	(3)%

Variable annuities fixed sub-accounts	$3,344	$3,640	(8)%	$3,391	(1)%

Life Insurance In Force	$196,769	$197,512	—%	$197,479	—%

Net Amount at Risk (Life)	$37,277	$38,236	(3)%	$37,167	—%

Net Policyholder Reserves
VUL/UL	$17,104	$15,725	9%	$17,377	(2)%
Term and whole life	160	170	(6)%	166	(4)%
Disability insurance	432	470	(8)%	446	(3)%
Other insurance	471	498	(5)%	481	(2)%
Total net policyholder reserves	$18,167	$16,863	8%	$18,470	(2)%

DAC Ending Balances
Variable Annuities DAC	$1,629	$1,665	(2)%	$1,639	(1)%
Life and Health DAC	$942	$952	(1)%	$945	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	(7)	(7)	—%	(7)	—%
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	2	2	—%	4	(50)%
Total revenues	(5)	(5)	—%	(3)	(67)%
Banking and deposit interest expense	4	8	50%	8	50%
Adjusted operating total net revenues	(9)	(13)	31%	(11)	18%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	21	26	19%	21	—%
General and administrative expense	49	64	23%	48	(2)%
Adjusted operating expenses	70	90	22%	69	(1)%
Pretax adjusted operating earnings (loss)	$(79)	$(103)	23%	$(80)	1%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	45	46	(2)%	44	2%
Premiums, policy and contract charges	21	22	(5)%	23	(9)%
Other revenues	—	—	—%	—	—%
Total revenues	66	68	(3)%	67	(1)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	66	68	(3)%	67	(1)%

Expenses
Distribution expenses	(2)	(2)	—%	(4)	(50)%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	53	55	4%	53	—%
Remeasurement (gains) losses of future policy benefit reserves	1	(7)	NM	6	83%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	2	2	—%	2	—%
General and administrative expense	5	6	17%	7	29%
Adjusted operating expenses	59	54	(9)%	64	8%
Pretax adjusted operating earnings (loss)	$7	$14	(50)%	$3	NM

Long Term Care Policyholder Reserves, net of reinsurance	$2,572	$2,561	—%	$2,632	(2)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	8	8	—%	8	—%
Premiums, policy and contract charges	1	—	—%	—	—%
Other revenues	37	41	(10)%	39	(5)%
Total revenues	46	49	(6)%	47	(2)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	46	49	(6)%	47	(2)%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	50	51	2%	49	(2)%
Benefits, claims, losses and settlement expenses	—	1	NM	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	1	2	50%	1	—%
Interest and debt expense	1	—	—%	1	—%
General and administrative expense	3	3	—%	3	—%
Adjusted operating expenses	55	57	4%	54	(2)%
Pretax adjusted operating earnings (loss)	$(9)	$(8)	(13)%	$(7)	(29)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2026	1 Qtr 2025	% Better/ (Worse)	4 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees	$(41)	$(40)	(3)%	$(42)	2%
Distribution fees	(304)	(287)	(6)%	(316)	4%
Net investment income	(17)	(22)	23%	(20)	15%
Premiums, policy and contract charges	(8)	(8)	—%	(9)	11%
Other revenues	—	—	—%	—	—%
Total revenues	(370)	(357)	(4)%	(387)	4%
Banking and deposit interest expense	(4)	(8)	(50)%	(8)	(50)%
Adjusted operating total net revenues	(366)	(349)	(5)%	(379)	3%

Expenses
Distribution expenses	(326)	(310)	5%	(337)	(3)%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(4)	(10)	(60)%	(4)	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(13)	(13)	—%	(12)	8%
General and administrative expense	(23)	(16)	44%	(26)	(12)%
Adjusted operating expenses	(366)	(349)	5%	(379)	(3)%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	March 31, 2026	March 31, 2025	December 31, 2025

Long-term Debt Summary
Senior notes	$3,100	$3,600	$3,100
Finance lease liabilities	—	6	—
Other (1)	(21)	(25)	(23)
Total Ameriprise Financial long-term debt	3,079	3,581	3,077
Non-recourse debt of consolidated investment entities	2,535	2,395	2,585
Total long-term debt	$5,614	$5,976	$5,662

Total Ameriprise Financial long-term debt	$3,079	$3,581	$3,077
Finance lease liabilities	—	(6)	—
Other (1)	21	25	23
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,100	$3,600	$3,100

Total equity (2)	$6,212	$5,426	$6,549
Equity of consolidated investment entities	—	—	(1)
Total equity excluding CIEs	$6,212	$5,426	$6,548

Total Ameriprise Financial capital	$9,291	$9,007	$9,626
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$9,312	$9,026	$9,648

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	33.1%	39.8%	32.0%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	33.3%	39.9%	32.1%

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$8,341	$9,953
Cash of consolidated investment entities	128	150
Investments	58,969	58,406
Investments of consolidated investment entities	2,507	2,618
Market risk benefits	1,934	2,274
Separate account assets	76,466	80,044
Receivables	15,144	14,920
Receivables of consolidated investment entities	30	30
Deferred acquisition costs	2,612	2,625
Restricted and segregated cash and investments	924	1,055
Other assets	17,393	18,829
Other assets of consolidated investment entities	—	—
Total Assets	$184,448	$190,904

Liabilities
Policyholder account balances, future policy benefits and claims	$46,401	$46,498
Market risk benefits	1,359	1,182
Separate account liabilities	76,466	80,044
Customer deposits	33,278	33,750
Short-term borrowings	200	200
Long-term debt	3,079	3,077
Debt of consolidated investment entities	2,535	2,585
Accounts payable and accrued expenses	2,513	2,982
Other liabilities	12,319	13,878
Other liabilities of consolidated investment entities	86	159
Total Liabilities	178,236	184,355

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	10,437	10,377
Retained earnings	28,425	27,662
Treasury stock	(31,448)	(30,601)
Accumulated other comprehensive income, net of tax	(1,205)	(892)
Total Equity	6,212	6,549
Total Liabilities and Equity	$184,448	$190,904

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended March 31,		% Better/ (Worse)	Per Diluted Share Quarter Ended March 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2026	2025		2026	2025
Net income	$915	$583	57%	$9.68	$5.83	66%
Adjustments:
Net realized investment gains (losses) (1)	(5)	(2)		(0.05)	(0.02)
Market impact on non-traditional long-duration products (1)	(184)	(460)		(1.95)	(4.60)
Net income (loss) attributable to consolidated investment entities	—	(2)		—	(0.02)
Tax effect of adjustments (2)	40	97		0.42	0.97
Adjusted operating earnings	$1,064	$950	12%	$11.26	$9.50	19%

Weighted average common shares outstanding:
Basic	93.3	98.5
Diluted	94.5	100.0

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended March 31,
(in millions, unaudited)	2026	2025
Total net revenues	$4,812	$4,354
Adjustments:
Net realized investment gains (losses)	(5)	(2)
Market impact on non-traditional long-duration products	2	5
Revenues attributable to the CIEs	41	42
Adjusted operating total net revenues	$4,774	$4,309

Total expenses	$3,668	$3,667
Adjustments:
Expenses attributable to the CIEs	41	44
Market impact on non-traditional long-duration products	186	465
Adjusted operating expenses	$3,441	$3,158

Pretax income	$1,144	$687
Pretax adjusted operating earnings	$1,333	$1,151

Pretax income margin	23.8%	15.8%
Pretax adjusted operating margin	27.9%	26.7%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2025
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$687	$1,151
Income tax provision	$104	$201

Effective tax rate	15.1%	17.5%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2026
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,144	$1,333
Income tax provision	$229	$269

Effective tax rate	20.0%	20.2%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended March 31,
(in millions, unaudited)	2026	2025
Net income	$3,895	$2,994
Less: Adjustments (1)	(77)	(613)
Adjusted operating earnings	$3,972	$3,607

Total Ameriprise Financial, Inc. shareholders’ equity	$6,145	$5,248
Less: Accumulated other comprehensive income, net of tax	(1,164)	(1,690)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	7,309	6,938
Less: Equity impacts attributable to the consolidated investment entities	(1)	(2)
Adjusted operating equity	$7,310	$6,940

Return on equity excluding AOCI	53.3%	43.2%
Adjusted operating return on equity, excluding AOCI (2)	54.3%	52.0%

(1) Adjustments reflect the sum of after-tax net realized investment gains or losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; block transfer reinsurance transaction impacts; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.